SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                  AMENDMENT TO
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported):  May 13, 1998


                                 Saucony, Inc.
                  -------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                 Massachusetts
                  -------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

               0-05083                               04-1465840
       (Commission File Number)         (I.R.S. Employer Identification No.)



Centennial Industrial Park
13 Centennial Drive, Peabody, Massachusetts           01960

(Address of Principal Executive Offices)             (Zip Code)


                                 (978) 532-9000
                   ------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                  -------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



     Saucony, Inc. (the "Registrant") hereby amends Item 7 of the Current Report on Form 8-K filed by the Registrant on May 28, 1998 as set forth below:



     Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

              (a)  Financial statements of business acquired:

                    Report of independent accountant

                    Condensed balance sheets of Saucony SP Pty
                    Limited at January 2, 1998 and January 3, 1997

                    Condensed statements of operations of Saucony SP Pty Limited for the years ended January 2, 1998, January 3, 1997 and January 5, 1996

                    Condensed statements of cash flows of Saucony SP Pty

                    Limited for the years ended January 2, 1998, January 3, 1997 and January 5, 1996

                    Notes to accompanying financial statements


              (b)  Pro forma financial information:

                    Pro forma balance sheet as of April 3, 1998

                    Pro forma statements of income for the year ended
                    January 2, 1998 and the thirteen weeks ended April 3, 1998

                    Notes to the pro forma financial statements


              (c)  Exhibits:

                    See Exhibit Index attached hereto





Item 7(a)  Financial Statements of Business Acquired





Independent Auditor's Report


We have audited the accompanying balance sheets of Saucony SP Pty Limited as of January 2, 1998 and January 3, 1997 and the related statements of operations and statement of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Saucony SP Pty Limited as of January 2, 1998 and January 3, 1997, and the results of its operations and cash flows for the years then ended in conformity with United States generally accepted accounting principles.


GRANT THORNTON
Chartered Accountants

/s/ B.R. Gordon
Partner


Sydney, NSW Australia

July 27, 1998

                                                       SAUCONY SP PTY LIMITED
                                                      CONDENSED BALANCE SHEET
                                                                            (in thousands)
                                                                 January 2,                January 3,
                                                                   1998                       1997
                                                                   ----                       ----
Assets
  Current assets:
    Cash and cash equivalents                                     $    230                  $     712
    Accounts receivable (Note 2)                                     1,842                      2,927
    Inventories (Note 3)                                             1,361                      4,479
    Prepaid expenses and other current assets                            0                        440
    Property held for sale (Note 4)                                     25                          0
                                                                  --------                  ---------
  Total current assets                                               3,458                      8,558
                                                                  --------                  ---------

  Property, plant and equipment, net of accumulated
    depreciation and amortization (Note 4)                               0                        779
                                                                  --------                  ---------

  Other assets                                                          10                         29
                                                                  --------                  ---------

  Total assets                                                    $  3,468                  $   9,366
                                                                  ========                  =========

Liabilities and stockholders' equity
  Current liabilities:
    Notes payable                                                 $    885                  $     277
    Current portion of long-term debt and
       capital lease obligations (Notes 5 & 6)                       1,327                         94
    Accounts payable                                                   132                        726
    Accrued expenses                                                   347                        236
                                                                  --------                  ---------
  Total current liabilities                                          2,691                      1,333
                                                                  --------                  ---------

Intercompany with Hyde Athletic Industries, Inc.
  and subsidiaries (Note 10)                                         4,021                      3,645
                                                                  --------                  ---------

Long-term debt (Notes 5 & 6)                                             0                      1,917
                                                                  --------                  ---------
Commitments and contingencies (Note 7)                                   0                          0
                                                                  --------                  ---------
Minority interest                                                        0                        208
                                                                  --------                  ---------

Stockholders' equity: (Note 8)
  Preferred stock, A$1 par value; authorized
    100 shares; 28 shares issued and outstanding                         0                          0
  Common stock, A$1 par value; authorized
    1,000,000 shares; 8 shares issued and outstanding                    0                          0
  Paid-in capital                                                    2,263                      2,263
  Retained earnings (accumulated deficit)                           (5,336)                         0
  Accumulated translation                                             (117)                        54
                                                                  ---------                 ---------
                                                                    (3,190)                     2,317
                                                                  ---------                 ---------

Less:  Common stock held in treasury, at cost                          (54)                       (54)
                                                                  ---------                 ----------

Total stockholders' equity                                          (3,244)                     2,263
                                                                  ---------                 ---------

Total liabilities and stockholders equity                         $  3,468                  $   9,366
                                                                  ========                  =========

                                            See notes accompanying financial statements




                                                       SAUCONY SP PTY LIMITED
                                                 CONDENSED STATEMENTS OF OPERATIONS
                              FOR THE YEARS ENDED JANUARY 2, 1998, JANUARY 3, 1997 AND JANUARY 5, 1996


                                                                              (in thousands)

                                                                 January 2,     January 3,      January 5,
                                                                    1998           1997           1996
                                                                    ----           ----           ----
Net sales                                                         $ 11,070       $  13,703      $  11,672
Other income (expense)                                                (737)            321            (11)
                                                                  ---------      ---------      ----------
Total revenue                                                       10,333          14,024         11,661
                                                                  --------       ---------      ---------

Costs and expenses:
  Cost of sales                                                      8,893           9,412          8,983
  Selling expenses                                                   1,470           1,672          1,959
  General and administrative expenses                                2,017           1,586          1,085
  Restructuring of Australian operation (Note 11)                    2,766               0              0
  Interest expense                                                     410             476            565
                                                                  --------       ---------      ---------
    Total costs and expenses                                        15,556          13,146         12,592
                                                                  --------       ---------      ---------

Income (loss) before income taxes and minority interest             (5,223)            878           (931)

Provision (benefit) for income taxes (Note 9)                          114             316           (335)

Minority interest in income (loss)                                    (153)            253           (298)
                                                                  ---------      ---------      ----------

Net income (loss)                                                 $ (5,184)      $     309      $    (298)
                                                                  =========      =========      ==========



                                            See notes accompanying financial statements




                                                       SAUCONY SP PTY LIMITED
                                                 CONDENSED STATEMENTS OF CASH FLOWS
                              FOR THE YEARS ENDED JANUARY 2, 1998, JANUARY 3, 1997 AND JANUARY 5, 1996


                                                                              (in thousands)

                                                                 January 2,     January 3,      January 5,
                                                                    1998           1997            1996
                                                                    ----           ----            ----
Cash flows from operating activities:

  Net income (loss)                                               $ (5,184)      $     309      $    (298)

  Adjustments to reconcile net income (loss) to net cash
    provided (used) by operating activities:
       Restructuring charge (Note 11)                                2,766               0              0
       Depreciation and amortization                                   105              99             73
       Deferred income tax provision (benefit)                         114             316           (335)
       Provision for bad debts and discounts                           332           1,073          1,174
       Minority interest in income (loss)                             (153)            253           (298)
       Other                                                           (90)              4              0

  Changes in operating assets and liabilities, net of effect of acquisitions, dispositions and foreign currency adjustments:
       Decrease (increase) in assets:
         Accounts receivable                                          (653)         (1,268)        (1,592)
         Inventories                                                 1,133          (1,368)           757
         Prepaid expenses and other current assets                     (33)             (5)           (53)
       Increase (decrease) in liabilities:
         Accounts payable                                             (535)            339            178
         Accrued expenses                                              175             143           (125)
         Intercompany with Hyde Athletic Industries, Inc.
           and subsidiaries                                            224           1,438         (1,761)
                                                                  --------       ---------      ---------
       Total adjustments                                             3,385           1,024         (1,982)
                                                                  --------       ---------      ----------

       Net cash provided (used) by operating activities             (1,799)          1,333         (2,280)
                                                                  ---------      ---------      ----------

  Cash flows from investing activities:
    Purchase of property, plant and equipment                         (101)            (94)          (168)
    Increase in deferred charges, deposits and other                   (46)            (10)             0
    Proceeds from the sale of property and equipment                   511              77             31
                                                                  --------       ---------      ---------

    Net cash provided (used) by investing activities                   364             (27)          (137)
                                                                  --------       ----------     ----------

  Cash flows from financing activities:
    Net short-term borrowings                                          785          (1,098)           500
    Repayment of long-term debt and capital lease borrowings          (377)           (126)           (15)
    Proceeds from long-term borrowings                                   0             420              0
    Issuance of preferred stock                                          0               0          2,082
                                                                  --------       ---------      ---------

    Net cash provided (used) by financing activities                   408            (804)         2,567
                                                                  --------       ----------     ---------

  Effect of exchange rate changes on cash and cash equivalents         545             (93)           138
                                                                  --------       ----------     ---------

  Net increase (decrease) in cash and cash equivalents                (482)            409            288

  Cash and cash equivalents at beginning of period                     712             303             15
                                                                  --------       ---------      ---------

  Cash and cash equivalents at end of period                      $    230       $     712      $     303
                                                                  ========       =========      =========

Supplemental disclosure of cash flow information:

  Cash paid during the period for:
    Income taxes, net of refunds                                  $      0       $       0      $       0
                                                                  ========       =========      =========

    Interest                                                      $    230       $     274      $     249
                                                                  ========       =========      =========

  Non-cash investing and financing activities:
    Property purchased under capital leases                       $      0       $      43      $       0
                                                                  ========       =========      =========

                                            See notes accompanying financial statements





                             SAUCONY SP PTY LIMITED
                    NOTES ACCOMPANYING FINANCIAL STATEMENTS
    For the Years Ended January 2, 1998, January 3, 1997 and January 5, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    ------------------------------------------

   BUSINESS ACTIVITY
   -----------------

   The Company is an importer of a broad line of high-performance athletic footwear. The Company markets its products principally to retailers in Australia and New Zealand. Hyde International Services, Limited, a wholly-owned subsidiary of Hyde Athletic Industries, Inc. owns a controlling interest in the Company.

   BASIS OF PRESENTATION
   ---------------------

   The financial statements of the Company have been prepared on a net realizable value basis.

   REPORTING PERIOD
   ----------------

   The Company adopted a 52-53 week fiscal year reporting period in 1993. The financial statements and notes for 1997, 1996 and 1995 represent the fiscal years ended January 2, 1998, January 3, 1997 and January 5, 1996, respectively. In management's opinion, the financial statements for 1997, 1996 and 1995 are comparable.

   USE OF ESTIMATES
   ----------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   REVENUE RECOGNITION
   --------------------

   Sales, net of discounts and related costs of sales are recognized upon shipment of products.

   INVENTORIES
   -----------

   Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

   PROPERTY, PLANT AND EQUIPMENT
   -----------------------------

   Land, buildings and equipment, including significant improvements to existing facilities, are stated at cost. The assets are depreciated over their estimated useful lives or capital lease terms, if shorter, using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. The estimated useful lives of the assets are: 33 years for buildings and improvements and 2 to 10 years for office equipment and machinery and equipment. Major renewals and betterments are capitalized. Maintenance, repairs and minor property renewals are expensed as incurred. The cost and related accumulated depreciation of all property, plant and equipment retired or otherwise disposed of, are removed from the accounts. Any gain or loss, resulting from the retirement or disposition of property, plant and equipment, is included in net income.


   REPORTING CURRENCY
   ------------------

   The Company's balance sheets, statements of operations and statements of cash flows, as reported, are denominated in U.S. dollars. Refer to "Foreign Currency Translation" discussion in Note 1 of the Notes Accompanying the Financial Statements.

   DEFERRED CHARGES
   ----------------

   Deferred charges consist primarily of organization costs which are amortized over five years.

   INCOME TAXES
   ------------

   The provision for income taxes is calculated according to the precepts of Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes". Under SFAS No. 109, income taxes are provided for the amount of taxes payable or refundable in the current year and for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. As a result of recognition and measurement differences between tax laws and financial accounting standards, temporary differences arise between the amount of taxable income and pretax financial income for a year and the tax bases of assets or liabilities and their reported amount in the financial statements. The deferred tax assets and liabilities reported as of January 2, 1998 and January 3, 1997 reflect the estimated future tax effects attributable to temporary differences and carryforwards based on the provisions of enacted tax law.

   STATEMENTS OF CASH FLOWS
   ------------------------

   For purposes of these statements, cash equivalents include all short-term deposits with an original maturity of three months or less purchased in connection with the Company's cash management program.

   FOREIGN CURRENCY TRANSLATION
   ----------------------------

   The financial statements of the Company are measured using the Australian dollar as the functional currency. Assets and liabilities are translated at
   exchange rates as of the balance sheet date.   Revenues and expenses are
   translated at average rates of exchange in effect during the year. The resulting cumulative translation adjustments have been recorded as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in net income. Net gains (losses) from foreign currency transaction translation amounted to ($884,000), $76,000 and ($97,000) for 1997, 1996 and 1995, respectively.

   ADVERTISING AND PROMOTION
   -------------------------

   Advertising and promotion costs are expensed when incurred. Advertising and promotion expense amounted to $1,003,000, $1,036,000 and $924,000 for 1997,
   1996 and 1995, respectively.



2. ACCOUNTS RECEIVABLE
   -------------------

   Accounts receivable at January 2, 1998 and January 3, 1997 consisted of the following (in thousands):

        Trade receivables                            $2,627    $3,201
        Reserve for doubtful accounts                  (592)      (93)
        Reserve for sales discounts and allowance      (193)     (181)
                                                     -------   -------
                                                     $1,842    $2,927
                                                     ======    ======




3. INVENTORIES:
   -----------

   Inventories at January 2, 1998 and January 3, 1997 consisted of the following (in thousands):

                                                1997           1996
                                                ----           ----

            Finished goods                     $1,361         $4,479
                                               ======         ======




4. PROPERTY, PLANT AND EQUIPMENT AND PROPERTY HELD FOR SALE
   --------------------------------------------------------

   Major classes of property, plant and equipment, at cost, at January 2, 1998 and January 3, 1997 were as follows (in thousands):

                                                1997            1996
                                                ----            ----

        Land                                   $    0         $  277
        Buildings and improvements                  0            218
        Machinery and equipment                   209            399
        Capitalized leases                         19             44
        Leasehold improvements                     16             42
                                               ------         ------
                                                  244            980
        Less accumulated depreciation
        and amortization                          219            201
                                               ------         ------

        Sub-total                                  25            779

        Less property held for sale                25              0
                                               ------         ------

        Property, plant and equipment, net     $    0         $  779
                                               ======         ======



   The property held for sale consist of equipment held for disposal which is stated at the lower of cost or estimated net realizable value. The Company expects to recover the recorded value of these assets during fiscal 1998.


   Accumulated amortization of the leased property was $24,000 and $8,000 at January 2, 1998 and January 3, 1997, respectively.


5. LONG-TERM DEBT:
   --------------
                                                              (in thousands)
                                                              1997       1996
                                                              ----       ----

   Note payable to a bank under a revolving line of
     credit agreement, due on January 30, 1998, with
     interest of 8.15%.                                     $1,301      $1,581

   Note payable due in ten semi-annual principal payments
     of $43,477 commencing July 1, 1996 and interest on
     the unpaid principal amount through maturity.  The
     note bears interest at 9.25% and is secured by a
     mortgage.                                                   0         391
                                                            ------      ------

                                                             1,301       1,972

     Less current portion                                    1,301          87
                                                            ------      ------

                                                            $    0      $1,885
                                                            ======      ======


6. CAPITAL LEASE OBLIGATIONS:
   -------------------------

   The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of January 2, 1998 (in thousands):

                 1998................................... $   29
                 1999...................................      0
                 2000...................................      0
                 2001...................................      0
                 2002...................................      0
                                                         ------
                 Total minimum lease payments            $   29
                 Less amounts representing interest           3
                                                         ------
                 Present value of minimum lease payments     26
                 Less current portion                        26
                                                         ------
                 Long-term portion                       $    0
                                                         ======

7. COMMITMENTS AND CONTINGENCIES:
   -----------------------------

   LEASE COMMITMENTS
   -----------------

   The Company is obligated under various leases for equipment and retail space through 2000. Future minimum rental payments are as follows: 1998, $127,000; 1999, $127,000; and 2000, $75,000.

   COMMITMENTS
   -----------

   The Company maintains a credit facility with an Australian lender. The credit facility provides Saucony SP with a $6,000,000 Australian dollar (approximately $3,905,000 in U.S. dollars at January 2, 1998) line of credit. The agreement provides for a short-term demand line of credit, in the principal amount of up to $4,000,000 (Australian dollars), for letters of credit and foreign exchange facilities; and a revolving line of credit, in the principal amount of $2,000,000 (Australian dollars). Borrowings under this facility are made at market rates of interest as defined in the agreement or at the lender's quoted rate. At January 2, 1998, there was $2,186,000 in U.S. dollars outstanding under this credit facility. The facility is subject to the lender's periodic reviews of the Company's operations. Hyde Athletic Industries, Inc. has guaranteed the obligations of the Company enabling such obligations to be satisfied.

8. STOCKHOLDERS' EQUITY:
   --------------------

   The condensed statement of stockholders' equity for the years ended January 2, 1998, January 3, 1997 and January 5, 1996, is as follows (in thousands):


                                              Common         Preferred         Paid-in           Retained
                                              Stock            Stock           Capital           Earnings
                                              -------        ---------         --------          --------
   Balance, December 30, 1994                $      0        $      0          $     181        $     (11)

   Issuance of 28 shares of preferred
         stock, A$1 par value                       0               0              2,082                0

   Net loss                                         0               0                  0             (298)

   Foreign currency translation
         adjustment                                 0               0                  0                0
                                             --------        --------          ---------        ---------

   Balance, January 5, 1996                  $      0        $      0          $   2,263        $    (309)

   Net income                                       0               0                  0              309

   Foreign currency translation
         adjustments                                0               0                  0                0
                                             --------        --------          ---------        ---------

   Balance, January 3, 1997                  $      0        $      0          $   2,263        $       0

   Net loss                                         0               0                  0           (5,184)

   Preferred stock dividend                         0               0                  0             (152)

   Foreign currency translation
         adjustment                                 0               0                  0                0
                                             --------        --------          ---------        ---------

   Balance January 2, 1998                   $      0        $      0          $   2,263        $  (5,336)
                                             ========        ========          =========        ==========



                                                 Accumulated             Treasury         Stockholders'
                                                 Translation              Stock              Equity
                                                 -----------             --------         -------------

   Balance, December 30, 1994                     $      18             $     (54)          $     134

   Issuance of 28 shares of preferred
         stock, A$1 par value                             0                     0               2,082

   Net loss                                               0                     0                (298)

   Foreign currency translation
         Adjustment                                      (8)                   --                  (8)
                                                  ----------            ---------           ----------

   Balance, January 5, 1996                       $      10             $     (54)          $   1,910

   Net income                                             0                     0                 309

   Foreign currency translation
         adjustments                                     44                     0                  44
                                                  ---------             ---------           ---------

   Balance, January 3, 1997                       $      54             $     (54)          $   2,263

   Net loss                                               0                     0              (5,184)

   Preferred stock dividend                               0                     0                (152)

   Foreign currency translation adjustment             (171)                    0                (171)
                                                  ----------            ---------           ----------

   Balance, January 2, 1998                       $    (117)            $     (54)          $  (3,244)
                                                  ==========            ==========          ==========




   During 1995, the Company issued 28 shares of Cumulative Redeemable Preferred Stock (A$1 par value) for $2,082,000 in exchange for an equivalent reduction in debt owed by the Company to Hyde Athletic Industries, Inc. The shares, which are redeemable on or after January 1, 1998, provide for cumulative preferential dividends and confer priority to the preferred shareholders, with respect to dividends and return of share capital and share premium.

   During 1996, the Company declared a dividend of A$233,000 (approximately US$152,000.)

   At January 2, 1998, the company held 2,000 shares each of Hyde Athletic Industries, Inc. Class A Common Stock and Class B Common Stock.


9. INCOME TAXES:
   ------------

   The provision for income taxes was calculated according to the precepts of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The objective of SFAS No. 109 is to recognize the amount of taxes payable or refundable in the current year and to recognize the expected future tax consequences of events that have been included in the financial statements or tax returns. SFAS No. 109 requires the identification of all cumulative temporary differences arising between the tax bases of assets and liabilities and their reported amounts in the financial statements. The tax effects of these temporary differences are measured using enacted tax rates and are reported on the consolidated balance sheet as deferred tax assets and liabilities. Deferred tax assets are then reduced if it is more likely than not that some portion of the expected future tax benefits will not be realized.

   The following is a summary of the components of the provision for income taxes, current and long- term deferred tax assets and liabilities and a reconciliation of the U.S. statutory federal income tax rate to the effective income tax rate reflected in the income statement.

   The provision for income taxes was based on pretax income (loss) from continuing operations before minority interest which was subject to taxation.

   The provision (credit) for income taxes consists of the following (in thousands):

                                               1997       1996        1995
                                               ----       ----        ----
        Current:
          Deferred provision (credit)        $    0      $    0      $    0
                                             ------      ------      ------

        Deferred:
          Deferred provision (credit)        $ (885)     $  316      $ (335)
                                             -------     ------      -------

        Change in valuation allowance        $  999      $    0      $    0
                                             ------      ------      ------

        Total                                $  114      $  316      $ (335)
                                             ======      ======      =======



   The net deferred tax asset or liability reported on the balance sheet consist of the following items as of January 2, 1998 and January 3, 1997 (in thousands):

                                                           1997       1996
                                                           ----       ----

      Net current deferred tax assets:

        Loss carryforwards                               $    0      $  114
                                                         ------      ------
        Total                                            $    0      $  114
                                                         ------      ------
      Net long-term deferred tax assets:

        Loss carryforwards                               $ (999)     $    0
        Valuation allowance                                 999           0
                                                         ------      ------
        Total                                            $    0      $    0
                                                         ------      ------
      Net deferred tax asset (liability)                 $    0      $  114
                                                         ======      ======



   The differences between the U.S. statutory federal income tax rate and the effective income tax rate on pretax income before minority interest are summarized as follows:

                                                         1997     1996    1995
                                                         ----     ----    ----

      U.S. federal income tax rate                      (34.0%)  34.0%   34.0%
      Detriment (benefit) of valuation allowance
        relating to foreign losses                       39.2%    0.0%    0.0%
      International tax rate differences                 (2.0%)   2.0%    2.0%
                                                        -------  -----   -----
      Effective income tax rate                           3.2%   36.0%   36.0%
                                                        ======   =====   =====


10.INTERCOMPANY WITH HYDE ATHLETIC INDUSTRIES, INC. AND SUBSIDIARIES
   -----------------------------------------------------------------

   The following is a schedule of intercompany liabilities at January 2, 1998 and January 3, 1997 (in thousands):


                                        1997              1996
                                        ----              ----

            Trade payables             $3,356            $3,447
            Note payable                  513               198
            Preferred stock dividend      152                 0
                                       ------            ------
                                       $4,021            $3,645
                                       ======            ======

   Saucony SP's purchases of inventory from Hyde Athletic Industries, Inc. amounted to approximately $1,533,000 and $3,144,000 for 1997 and 1996, respectively. Interest expense on trade and notes payable to Hyde Athletic Industries, Inc. and subsidiaries amounted to approximately $174,000 and $189,000 for 1997 and 1996, respectively.


11.BUSINESS RESTRUCTURING:
   ----------------------

   Results for 1997 include a non-recurring charge of $2,766,000 ($3,765,000) after tax associated with the restructuring of the Company.

   The restructuring charge consisted of asset write-downs to estimated realizable values, as follows: accounts receivable of $858,000; inventory of $1,340,000; and prepaid expenses and other assets of $568,000. The Company recorded a deferred tax valuation allowance of $999,000 relating to net operating loss carryforwards which are not expected to be realized.

12.SUBSEQUENT EVENT
   ----------------

   In March 1998, the Company entered into an agreement with its joint venture partners pursuant to which the Company will acquire all of the proprietary interests of such partners for nominal consideration and the employment of
   the managing director will be terminated.    The Company expects the closing
   to occur pursuant to such agreement by no later than August 1, 1998. The Company is in the process of reassessing its operations in Australia and is evaluating several alternative methods of continuing its presence in the Australian market.



13.EMPLOYEE BENEFIT PLANS
   ----------------------

   Contributions are made by the Company to an employee superannuation fund and are charged as expenses when incurred.




Item 7(b)  Unaudited Pro Forma Financial Information

                HYDE ATHLETIC INDUSTRIES, INC. AND SUBSIDIARIES
                      PRO FORMA BALANCE SHEET (unaudited)

                                 April 3, 1998

The following unaudited pro forma balance sheet reflects the acquisition by Hyde International Services, Limited ("Hyde International"), a wholly-owned subsidiary of Hyde Athletic Industries, Inc., ("Hyde"), of all the outstanding shares of Saucony SP Pty Limited's ("Saucony Australia") capital stock (other than those shares already owned by Hyde International), for the thirteen weeks ended April 3, 1998, after giving effect to the adjustments described in the accompanying notes. The Company's investment in Saucony SP Pty Limited is accounted for under the equity method.

The pro forma balance sheet may not be indicative of the actual financial position of Hyde Athletic Industries, Inc. had the acquisition of all of the outstanding shares of Saucony Australia's capital stock (other than those shares already held by Hyde International) occurred at April 3, 1998.

The pro forma balance sheet should be read in conjunction with audited consolidated financial statements and the notes thereto, included in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission, for the year ended January 2, 1998 and the unaudited consolidated financial statements of the Company included in the Company's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission for the thirteen weeks ended April 3, 1998.

                                                                                 (in thousands)

                                                                                 April 3, 1998
                                                                 --------------------------------------------
                                                                 Unaudited        Adjustments      Unaudited
                                                                   Actual           (Note B)       Pro-forma
                                                                 ---------        ------------     ----------
Assets
  Current assets:
    Cash and cash equivalents                                     $  2,118         $     (63) (1)    $  2,055
    Marketable securities                                              173                 0              173
    Accounts receivable                                             27,605                 0           27,605
    Inventories                                                     23,126                 0           23,126
    Prepaid expenses and other current assets                        4,361                 0            4,361
                                                                  --------         ---------         --------
  Total current assets                                              57,383               (63)          57,320
                                                                  --------         ----------        --------

  Property, plant and equipment, net of
    accumulated depreciation and amortization                        8,114                 0            8,114
                                                                  --------         ---------         --------

  Other assets                                                       3,257                 0            3,257
                                                                  --------         ---------         --------

  Total assets                                                    $ 68,754         $     (63)        $ 68,691
                                                                  ========         ==========        ========




                                                       See accompanying notes



                                          HYDE ATHLETIC INDUSTRIES, INC. AND SUBSIDIARIES
                                                      PRO FORMA BALANCE SHEET
                                                           April 3, 1998

                                                            (unaudited)


                                                                                 (in thousands)

                                                                                 April 3, 1998
                                                                 -------------------------------------------
                                                                 Unaudited        Adjustments      Unaudited
                                                                   Actual           (Note B)       Pro-forma
                                                                  --------        -----------      ---------

Liabilities and stockholders' equity
  Current liabilities:
    Notes payable                                                 $  8,735         $       0         $  8,735
    Current portion of long-term debt
       and capital lease obligations                                 2,320                 0            2,320
    Accounts payable                                                 3,589                 0            3,589
    Accrued expenses                                                 4,909                 0            4,909
                                                                  --------         ---------         --------
  Total current liabilities                                         19,553                 0           19,553
                                                                  --------         ---------         --------

  Long-term liabilities:
    Long-term debt                                                     688                 0              688
    Deferred income taxes                                            1,919                 0            1,919
    Other long-term obligations                                        147                 0              147
                                                                  --------         ---------         --------
  Total long-term obligations                                        2,754                 0            2,754
                                                                  --------         ---------         --------

  Minority interest in consolidated subsidiaries                       219                 0              219
                                                                  --------         ---------         --------

  Stockholders' equity:
    Common stock, $.33 1/3 par value                                 2,150                 0            2,150
    Additional paid-in capital                                      15,652                 0           15,652
    Retained earnings                                               29,961               (63) (2)      29,898
    Accumulated translation                                           (449)                0             (449)
                                                                  ---------        ---------         ---------
                                                                    47,314               (63)          47,251

    Less:
       Common stock held in treasury, at cost                       (1,054)                0           (1,054)
       Unearned compensation                                           (32)                0              (32)
                                                                  ---------        ---------         ---------
  Total stockholders' equity                                        46,228               (63)          46,165
                                                                  --------         ----------        --------

  Total liabilities and stockholders' equity                      $ 68,754         $     (63)        $ 68,691
                                                                  ========         ==========        ========


                                                     See accompanying notes




                HYDE ATHLETIC INDUSTRIES, INC. AND SUBSIDIARIES
                   PRO FORMA STATEMENT OF INCOME (unaudited)
                   FOR THE THIRTEEN WEEKS ENDED APRIL 3, 1998

The following unaudited pro forma income statement reflects the acquisition by Hyde International Services, Limited ("Hyde International"), a wholly-owned subsidiary of Hyde Athletic Industries, Inc., ("Hyde"), of all the outstanding shares of Saucony SP Pty Limited's ("Saucony Australia") capital stock (other than those shares already owned by Hyde International), for the thirteen weeks ended April 3, 1998, after giving effect to the adjustments described in the accompanying notes.

The pro forma statement of income may not be indicative of the results of operations which actually would have occurred had the acquisition of all of the outstanding shares of Saucony Australia's capital stock (other than those shares already held by Hyde International) occurred at January 2, 1998, or which may occur in the future.

The pro forma income statement should be read in conjunction with audited consolidated financial statements and the notes thereto, included in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission, for the year ended January 2, 1998 and the unaudited consolidated financial statements of the Company included in the Company's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission for the thirteen weeks ended April 3, 1998.

                                                                    (in thousands, except per share amounts)

                                                                             For the Thirteen Weeks

                                                                              Ended April 3, 1998
                                                                 --------------------------------------------
                                                                 Unaudited        Adjustments      Unaudited
                                                                   Actual           (Note C)       Pro-forma
                                                                  --------        -----------      ---------
Net sales                                                         $ 29,624         $       0         $ 29,624
Other income                                                            76                 0               76
                                                                  --------         ---------         --------
Total revenue                                                       29,700                 0           29,700
                                                                  --------         ---------         --------

Costs and expenses
  Cost of sales                                                     19,651                 0           19,651
  Selling expenses                                                   4,423                 0            4,423
  General and administrative expenses                                3,510                 0            3,510
  Interest expense                                                     221                 0              221
                                                                  --------         ---------         --------
    Total costs and expenses                                        27,805                 0           27,805
                                                                  --------         ---------         --------

Income before income taxes and minority interest                     1,895                 0            1,895

Provision for income taxes                                             898                 0              898

Minority interest in income of
  consolidated subsidiaries                                             23                 0 (3)           23
                                                                  --------         ---------         --------

Net income                                                        $    974         $       0         $    974
                                                                  ========         =========         ========

Per share amounts:
  Earnings per common share - basic                               $   0.16         $    0.00         $   0.16
                                                                   =======          =========         ========
  Earnings per common share - diluted                             $   0.16         $    0.00         $   0.16
                                                                   =======          =========         ========

Weighted average common shares and equivalents outstanding           6,293             6,293            6,293
                                                                  ========         =========         ========

                                                       See accompanying notes



                HYDE ATHLETIC INDUSTRIES, INC. AND SUBSIDIARIES
                   PRO FORMA STATEMENT OF INCOME (unaudited)
                       FOR THE YEAR ENDED JANUARY 2, 1998

The following unaudited pro forma income statement reflects the acquisition by Hyde International Services, Limited ("Hyde International"), a wholly-owned subsidiary of Hyde Athletic Industries, Inc., ("Hyde"), of all the outstanding shares of Saucony SP Pty Limited's ("Saucony Australia") capital stock (other than those shares already owned by Hyde International), for the year ended January 2, 1998, after giving effect to the adjustments described in the accompanying notes.

The pro forma statement of income may not be indicative of the results of operations which actually would have occurred had the acquisition of all of the outstanding shares of Saucony Australia's capital stock (other than those shares already held by Hyde International) occurred at January 3, 1997, or which may occur in the future.

The pro forma income statement should be read in conjunction with audited consolidated financial statements and the notes thereto, included in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission, for the year ended January 2, 1998 and the unaudited consolidated financial statements of the Company included in the Company's Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission for the thirteen weeks ended April 3, 1998.



                                                                    (in thousands except per share amounts)

                                                                               For the Year Ended

                                                                                January 2, 1998
                                                                 -------------------------------------------
                                                                 Unaudited        Adjustments      Unaudited
                                                                   Actual           (Note C)       Pro Forma
                                                                 ---------        ------------     ---------
Net sales                                                         $ 93,611         $       0         $ 93,611
Other income (expenses)                                               (280)                0             (280)
                                                                  ---------        ---------         ---------
Total revenue                                                       93,331                 0           93,331
                                                                  --------         ---------         --------

Costs and expenses
  Cost of sales                                                     62,171                 0           62,171
  Selling expenses                                                  16,698                 0           16,698
  General and administrative expenses                               13,412                 0           13,412
  Writedown of assets                                                  850                 0              850
  Restructuring of Australian operations                             2,766                 0            2,766
  Interest expense                                                     888                 0              888
                                                                  --------         ---------         --------
    Total costs and expenses                                        96,785                 0           96,785
                                                                  --------         ---------         --------

Loss from continuing operations before
  income taxes and minority interest                                (3,454)                0           (3,454)
Provision for income taxes                                             495                 0              495
Minority interest in income (loss) of
  consolidated subsidiaries                                           (123)              153               30
                                                                  ---------        ---------         --------
Loss from continuing operations                                   $ (3,826)        $    (153)        $ (3,979)
                                                                  =========        ==========        =========

Per share amounts:
  Earnings per common share - basic                               $  (0.62)        $   (0.02)        $  (0.64)
                                                                  ========         ==========        =========
  Earnings per common share - diluted                             $  (0.62)        $   (0.02)        $  (0.64)
                                                                  ========         ==========        =========

Weighted average common shares and
  equivalents outstanding                                            6,240             6,240            6,240
                                                                  ========         =========         ========

                                                       See accompanying notes


                HYDE ATHLETIC INDUSTRIES, INC. AND SUBSIDIARIES
                  NOTES TO THE PRO FORMA FINANCIAL STATEMENTS


Note A:   Summary of Significant Accounting Policies
----------------------------------------------------

Basis of Presentation

Effective May 13, 1998, Hyde International Services Limited ("Hyde International"), a wholly owned subsidiary of Hyde Athletic Industries, Inc. ("Hyde"), increased its equity interest from 50% to 100% in Hyde's Australian subsidiary, Saucony SP Pty Limited ("Saucony Australia"). Pursuant to a Share Sale Agreement dated April 2, 1998, as more fully described in Item 2 of Hyde's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on May 28, 1998, Hyde International acquired all of the outstanding shares of Saucony Australia's capital stock held by Saucony Australia's minority shareholder for nominal consideration.

The pro forma statement of income for the year ended January 2, 1998 includes the audited consolidated statement of income of Hyde Athletic Industries, Inc. The pro forma balance sheet and statement of income for the thirteen weeks ended April 3, 1998 includes the unaudited consolidated financial statements of Hyde Athletic Industries, Inc.


Note B:  Adjustments to Balance Sheet
-------------------------------------

The balance sheet as of April 3, 1998 gives effect to the following pro forma adjustments (in thousands):


1.Reflects cash payment made on the closing date to acquire the outstanding capital stock, payment made in consideration of amounts owed by Saucony Australia to the minority shareholder and severance paid to the former minority shareholder in connection with his termination as an employee.

        Cash and cash equivalents                 $  (63)
                                                  =======

2. Record severance and stock acquisition expense

        Severance and stock acquisition expense   $   63
                                                  ======

   There are no tax benefits expected to accrue from this transaction.


Note C:  Adjustments to Statements of Income
--------------------------------------------

The statements of income for the year ended January 2, 1998 and the thirteen weeks ended April 3, 1998, gives effect to the following pro forma adjustments (in thousands):

                                                Year        Thirteen Weeks
                                               Ended            Ended
                                          January 2, 1998   April 3, 1998
                                          ---------------   -------------

3.    Reflects minority shareholders'
      equity in Saucony Australia's
      loss which is expected to have
      impact on the Registrant                  $ 153            $  0
                                                =====            ====


The minority shareholders' equity investment in Saucony Australia was not sufficient to absorb their proportionate share of the loss incurred by Saucony Australia for the year ended January 2, 1998 and the thirteen weeks ended April 3, 1998. The pro forma adjustments represent the loss absorbed by the minority shareholder for the respective fiscal periods.





                                 EXHIBIT INDEX
                                 -------------

Exhibit Number           Description
------------------------------------


    *2.1 Share Sale Agreement dated April 2, 1998 by and among Hyde International Services Limited, Sheldon B. Pozniak and Frances F. Pozniak.

    23.1       Consent of Grant Thornton

---------------------

     *Previously filed.







                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         SAUCONY, INC.
                                         (Registrant)


Date:  July 27, 1998                By: /s/ Charles A. Gottesman
                                    ----------------------------------
                                       Charles A. Gottesman
                                       Executive Vice President
                                       Chief Financial Officer